Second AMENDMENT TO LEASE
                    EARLY POSSESSION AGREEMENT

That certain lease dated June 10, 1991, by and between Petula Associates Ltd., and Koll Woodside Associates, Landlord, and Sequent Computer Systems, Inc., Tenant, for the premises located at 15275 SW Koll Parkway, Beaverton, Oregon, 97006, Building 3, Units A, B, C, D, and E, is amended this 1st day of March, 1997 solely as hereinafter described.



     Effective the lst day of APRIL, 1997, the portions of the Lease as numbered below shall be amended to read as follows:

l.e. 	PREMISES AREA:

      Tenant shall occupy the expansion premises, Unit C, consisting of 6,238 square feet, effective April 1, 1997. Total Amended Premises Area shall be 25,653 square feet as of this date. Landlord and Tenant agree that all the terms and conditions of the Lease are to be in full force and effect as of the date of Tenant's possession of the premises.

1.g.	PREMISES PERCENT OF PROJECT: 19.58%

1.j.	RENT ADJUSTMENT - Effective Date of Rent Increase

	        04/01/97 - 12/31/97       	$ 18,403
        	01/01/98 - 05/31/98         	22,257
	        06/01/98 - 05/31/01         	23,509
        	06/01/01 - 05/31/03          25,025



All other terms and conditions of the above described Lease shall remain in full force and effect.


Landlord:	    PETULA ASSOCIATES, LTD.,, an Iowa Corporation and
              KOLL WOODSIDE ASSOCIATES, a California general partnership


              By:  /s/Kurt Schaeffer

              Date:


Tenant:	      SEQUENT COMPUTER SYSTEMS, INC.


              By:  /s/Bob Witt

              Date:  3/20/97